EXHIBIT 24.1
POWER OF ATTORNEY
          Each of the undersigned does hereby appoint CELIA A. COLBERT and BRUCE N. KUHLIK and each of them, severally, his/her true and lawful attorney or attorneys to execute on behalf of the undersigned (whether on behalf of the Company, or as an officer or director thereof, or by attesting the seal of the Company, or otherwise) the Form 10-K Annual Report of Merck & Co., Inc. for the fiscal year ended December 31, 2008 under the Securities Exchange Act of 1934, including amendments thereto and all exhibits and other documents in connection therewith.
           IN WITNESS WHEREOF, this instrument has been duly executed as of the 24th day of February 2009.

MERCK & CO., Inc.
By	/s/ Richard T. Clark
Richard T. Clark
(Chairman, President and Chief Executive Officer)

/s/ Richard T. Clark	Chairman, President and Chief Executive Officer
Richard T. Clark	(Principal Executive Officer; Director)

/s/ Peter N. Kellogg	Executive Vice President and Chief Financial Officer
Peter N. Kellogg	(Principal Financial Officer)

/s/ John Canan	Senior Vice President and Controller
John Canan	(Principal Accounting Officer)

DIRECTORS

/s/ Leslie A. Brun

Leslie A. Brun		Rochelle B. Lazarus

/s/ Johnnetta B. Cole		/s/ Carlos E. Represas

Johnnetta B. Cole		Carlos E. Represas

/s/ Thomas E. Shenk

Thomas H. Glocer		Thomas E. Shenk

/s/ Steven F. Goldstone

Steven F. Goldstone		Anne M. Tatlock

/s/ William B. Harrison, Jr.		/s/ Samuel O. Thier

William B. Harrison, Jr.		Samuel O. Thier

/s/ Harry R. Jacobson		/s/ Wendell P. Weeks

Harry R. Jacobson		Wendell P. Weeks

/s/ William N. Kelley		/s/ Peter C. Wendell

William N. Kelley		Peter C. Wendell